For Release
February 17, 2011
1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Fourth Quarter and Full Year 2010 Results
Revenues for 4th Quarter up 21% over 2009 and 4% Sequentially
EPS (excluding non-cash charges for goodwill impairment and write-off of deferred loan costs) $0.08 vs. $0.03 in Q4 2009

CALABASAS, Calif., February 17, 2011 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter and the year ended December 31, 2010.

2010 Financial and Operational Highlights
-	Revenues for the fourth quarter of 2010 were $121.2 million, up 21% from $99.9 million in the fourth quarter of 2009 and up 4% from $116.1 million in the third quarter of 2010.

-	Gross Margin was 34.9% for the quarter and a record 34.1% for the full year.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $11.6 million or 9.6% of revenues compared to $7.8 million or 7.8% of revenues in the fourth quarter of 2009.

-	Net Income (before goodwill impairment charges and the write-off of deferred loan costs) was $2.8 million or $0.08 per diluted share.

-	Bank Debt was voluntarily paid down by $10 million during the quarter.

-	291,212 shares of common stock were repurchased during the quarter at an average price of $6.84 per share under the Company’s Share Repurchase Plan.

-	The Company announced on December 22, 2010 the signing of a letter of intent to acquire an independent clinical research staffing firm in Western Europe.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are very pleased that our quarterly revenue growth rate for the fourth quarter of 2010 was the fastest of the year. Our discipline in protecting our margins and our efforts in expense control are beginning to pay off as revenue growth returns. In 2010 we were successful in creating value for our shareholders and employees by substantially reducing our long term debt, expanding our consolidated gross margin, expanding our service offerings and maintaining a high EBITDA margin.” Dameris concluded, “Our third and fourth quarter results demonstrate the operating leverage we believe lies ahead for our company. Moreover, we continue to see good acquisition opportunities that can complement our organic growth. Last month, we executed a letter of intent to acquire one of the largest privately owned clinical staffing firms in Western Europe. This company generated approximately $20 million in revenue in 2010 and we expect its addition to be accretive to our earnings in 2011.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our fourth quarter gross margin remained strong and expanded over the fourth quarter of 2009. In the fourth quarter of 2010 gross margin in IT and Engineering was 36.1%, in Life Sciences it was 36.2%, Healthcare gross margin was 29.6%, while Physician staffing gross margin was 34.1%, all of which contributed to a record gross margin for the full year of 34.1%.”

Fourth Quarter 2010 Results

For the fourth quarter of 2010, consolidated revenues were $121.2 million, up 4.3% and 21.2% on a sequential and year over year basis, respectively. The Company had net income before the impairment of goodwill ($15.4 million) and the write-off of deferred loan costs ($1.1 million net of tax) of $2.8 million or $0.08  per share compared with net income of $3.2 million in the third quarter of 2010 and net income of $1.0 million or $0.03 per share in the fourth quarter of 2009.

The IT and Engineering segment revenues were $54.2 million, up 14.3% from the third quarter of 2010 and 52.5% from the fourth quarter of 2009. Life Sciences segment revenues were $30.9 million, up 2.7% from the third quarter of 2010 and 34.5% from the fourth quarter of 2009. Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $18.5 million, down 6.6% from the third quarter of 2010 and down 13.1% from the fourth quarter of 2009.  Nurse Travel revenues were $8.5 million, which included $0.8 million of revenue generated from supporting a customer that experienced labor disruption during the quarter, compared with $9.7 million in the third quarter of 2010 which included $2.2 million of revenue generated from supporting a customer labor disruption during the quarter, and $9.6 million in the fourth quarter of 2009. Allied Healthcare revenues were $10.1 million, down slightly from $10.2 million in the third quarter of 2010 and down 14.8% from the fourth quarter of 2009 which included a significant amount of revenue related to the flu pandemic. Physician segment revenues were $17.5 million, down 6.8% from the third quarter of 2010 and down 12.7% from the fourth quarter of 2009.

SG&A increased by $1.7 million over the third quarter in part due to increases in field employee related expenses resulting from increased revenues, a $0.3 million increase in equity based compensation to $2.4 million and $0.3 million in acquisition related expenses. During the quarter the Company refinanced its debt and paid the outstanding amount down to $66.75 million. The new facility increases the Company’s borrowing capacity and reduces its interest rate by about 350 basis points. The refinancing resulted in $2.2 million dollars of deferred financing costs being written off in the quarter. Capital expenditures were $2.1 million, amortization of intangibles was $0.5 million and depreciation was $1.5 million. In addition, the Company took a $15.4 million goodwill impairment charge relating to its Nurse Travel business.

First Quarter 2011 Financial Estimates

Based on revenues in the first six weeks of the first quarter of 2011 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending March 31, 2011 are as follows:

•	Revenues of $120 to $123 million
•	Gross Margin of approximately 33.3%
•
SG&A of approximately $35.1 million which excludes any acquisition related expenses but includes depreciation of approximately $1.6 million, amortization of approximately $0.3 million and approximately $1.4 million in equity-based compensation expense

•	Adjusted EBITDA of $8.1 to $9.4 million
•	Net income of $2.1 to $2.9 million
•	Earnings per diluted share of $0.05 to $0.07

The estimates above do not reflect any impact of recent or future winter storms, no contribution from the pending acquisition and assumes no deterioration in the staffing markets On Assignment serves.

On Assignment will hold its quarterly conference call to discuss its fourth quarter 2010 financial results this afternoon, Thursday, February 17, 2011 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference ID number is 37366787. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday, February 17, 2011 through Thursday, February 24, 2011 by dialing (800) 642-1687 or (706) 645-9291 with the conference ID number 37366787.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 73 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland, Belgium, and China.  Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2011.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 10, 2010, August 9, 2010 and November 8, 2010 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2010	December 31, 2009	September 30, 2010	December 31, 2010	December 31, 2009

Revenues	$121,152	$99,924	$116,141	$438,065	$416,613
Cost of services	78,918	66,710	75,038	288,609	280,245
Gross profit	42,234	33,214	41,103	149,456	136,368
Selling, general and administrative expenses	35,374	29,576	33,661	130,830	121,141
Impairment of goodwill	15,399	-	-	15,399	-

Operating (loss) income	(8,539)	3,638	7,442	3,227	15,227
Interest expense	(3,541)	(1,689)	(1,601)	(8,309)	(6,612
Interest income	70	33	7	141	170

(Loss) income before income taxes	(12,010)	1,982	5,848	(4,941)	8,785
Income tax provision	1,688	947	2,685	4,956	4,078
Net (loss) income	$(13,698)	$1,035	$3,163	$(9,897)	$4,707
(Loss) earnings per share:
Basic	$(0.38)	$0.03	$0.09	$(0.27)	$0.13
Diluted	$(0.38)	$0.03	$0.09	$(0.27)	$0.13
Number of shares and share equivalents used to calculate earnings per share:
Basic	36,421	36,110	36,506	36,429	36,011

Diluted	36,421	36,760	36,974	36,429	36,335

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2010	December 31, 2009	September 30, 2010	December 31, 2010	December 31, 2009
Revenues:
Life Sciences	$30,874	$22,949	$30,060	$109,495	$93,664

Healthcare Staffing	18,548	21,355	19,863	76,287	97,137

Physician Staffing	17,518	20,061	18,789	73,595	87,719

IT and Engineering	54,212	35,559	47,429	178,688	138,093
Consolidated revenues	$121,152	$99,924	$116,141	$438,065	$416,613

Gross profit:
Life Sciences	$11,173	$7,525	$11,194	$37,776	$30,470

Healthcare Staffing	5,488	6,127	6,849	23,058	27,329

Physician Staffing	5,977	6,883	5,601	23,847	28,545

IT and Engineering	19,596	12,679	17,459	64,775	50,024
Consolidated gross profit	$42,234	$33,214	$41,103	$149,456	$136,368

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2010	December 31, 2009	September 30, 2010	December 31, 2010	December 31, 2009
Cash provided by operations	$2,161	$1,444	$5,929	$23,309	$42,013
Capital expenditures	2,108	943	1,358	6,302	4,673

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	December 31, 2010	December 31, 2009	September 30, 2010
Cash and cash equivalents	$18,409	$25,974	$30,278
Accounts receivable, net	62,518	50,173	60,546
Intangible assets, net	224,890	228,337	240,056
Total assets	341,116	343,462	362,537
Current portion of long-term debt	5,000	--	--
Current liabilities	45,050	31,954	40,755
Long-term debt	61,750	77,913	77,913
Other long-term liabilities	14,829	6,934	10,359
Stockholders’ equity	219,487	226,661	233,510

RECONCILIATION OF GAAP NET (LOSS) INCOME AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	December 31, 2010		December 31, 2009		September 30, 2010
Net Income (loss)	$(13,698)	$(0.38)	$1,305	$0.03	$3,163	$0.09
Interest expense, net
Interest, net	1,263	0.04	1,656	0.04	1,594	0.05
Write-off of deferred loan costs	2,208	0.06	-	-	-	-
Income tax provision	1,688	0.05	947	0.03	2,685	0.07
Depreciation	1,478	0.04	1,382	0.04	1,501	0.04
Amortization of intangibles	520	0.01	1,504	0.04	522	0.01
EBITDA	(6,541)	(0.18)	6,524	0.18	9,465	0.26
Equity-based compensation	2,431	0.07	1,286	0.03	2,099	0.05
Impairment of goodwill	15,399	0.41	-	-	-	-
Acquisition costs expensed	311	0.01	25	-	130	-
Adjusted EBITDA	$11,600	$0.31	$7,835	$0.21	$11,694	$0.31
Weighted average common and common equivalent shares outstanding:
Basic	36,421		36,110		36,506
Diluted	37,321		36,760		36,974

	Year Ended
	December 31, 2010		December 31, 2009
Net income (loss)	$(9,897)	$(0.27)	$4,707	$0.13
Interest expense, net
Interest, net	5,960	0.16	6,442	0.18
Write-off of deferred loan costs	2,208	0.06	-	-
Income tax provision	4,956	0.13	4,078	0.11
Depreciation	5,881	0.16	5,731	0.16
Amortization of intangibles	2,115	0.06	6,075	0.16
EBITDA	11,223	0.30	27,033	0.74

Equity-based compensation	7,749	0.21	5,007	0.14
Impairment of goodwill	15,399	0.42	-	-
Acquisition costs expensed	582	0.02	34	-
Reconciling EPS amount related to differences in shares used	-	(0.01)	-	-

Adjusted EBITDA	$34,953	$0.94	$32,074	$0.88
Weighted average common and common equivalent shares outstanding:
Basic	36,429		36,011

Diluted	37,049		36,335

NOTE:  Basic weighted average shares outstanding were utilized in the EPS calculation, where all other share equivalents were anti-dilutive due to the net loss.  Diluted weighted average shares outstanding were utilized in the EPS calculation where the impact of specific items resulted in positive EBITDA and positive adjusted EBITDA.  For the quarter end 2010 calculations, basic shares were utilized for the calculation of EPS related to the net loss and all components of EBITDA.  For the year end 2010 calculations, basic shares were utilized to calculate EPS on the net loss.  All other calculations utilized diluted weighted average shares outstanding. The differences in the shares used to calculate the EPS amounts by line may have caused the totals not to foot.  In these instances, we have shown this difference as a separate reconciling item.

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	March 31, 2011
Net income	$2,100	$2,900
Interest expense	800	800
Income tax provision	1,900	2,400
Depreciation and amortization	1,900	1,900
EBITDA	6,700	8,000
Equity-based compensation	1,400	1,400

Adjusted EBITDA	$8,100	$9,400

RECONCILIATION OF GAAP NET INCOME (LOSS) AND EARNINGS PER SHARE TO NON-GAAP MODIFIED NET INCOME AND MODIFIED EARNINGS PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	December 31, 2010		December 31, 2009
Net income (loss)	$(13,698)	$(0.38)	$1,035	$0.03
Impairment of goodwill	15,399	0.41	-	-
Tax impact	-	-	-	-
Write-off of deferred loan costs	2,208	0.06	-	-
Tax impact	(1,100)	(0.03)	-	-
Reconciling EPS amount related to differences in shares used	-	0.02	-	-

Modified net income	$2,809	$0.08	$1,035	$0.03

Weighted average common and common equivalent shares outstanding:
Basic	36,421		36,110

Diluted	37,321		36,760

	Year Ended
	December 31, 2010		December 31, 2009
Net income (loss)	$(9,897)	$(0.27)	$4,707	$0.13
Impairment of goodwill	15,399	0.42	-	-
Tax impact	-	-	-	-
Write-off of deferred loan costs	2,208	0.06	-	-
Tax impact	(1,046)	(0.03)	-	-

Modified net income	$6,664	$0.18	$4,707	$0.13

Weighted average common and common equivalent shares outstanding:
Basic	36,429		36,011

Diluted	37,049		36,335

NOTE:  Basic weighted average shares outstanding were utilized in the EPS calculation, where all other share equivalents were anti-dilutive due to the net loss.  Diluted weighted average shares outstanding were utilized in the EPS calculation where the impact of specific items resulted in positive modified net income.  For the both the quarter and year end 2010 calculations, basic shares were utilized for the calculation of EPS related to the net loss.  All other calculations utilized diluted weighted average shares outstanding. The differences in the shares used to calculate the EPS amounts by line may have caused the totals not to foot.  In these instances, we have shown this difference as a separate reconciling item.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare		Nurse Travel		Total Healthcare		Physician Staffing		IT and Engineering	Consolidated
Revenues:
Q4 2010	$30,874	$10,060		$8,488		$18,548		$17,518		$54,212	$121,152
Q3 2010	$30,060	$10,157		$9,706		$19,863		$18,789		$47,429	$116,141
% Sequential Change	2.7%	(1.0%	)	(12.5%	)	(6.6%	)	(6.8%	)	14.3%	4.3%
Q4 2009	$22,949	$11,804		$9,551		$21,355		$20,061		$35,559	$99,924
% Year-over-Year Change	34.5%	(14.8%	)	(11.1%	)	(13.1%	)	(12.7%	)	52.5%	21.2%

Gross Margins:
Q4 2010	36.2%	32.7%		25.9%		29.6%		34.1%		36.1%	34.9%
Q3 2010	37.2%	34.2%		24.8%		34.5%		29.8%		36.8%	35.4%
Q4 2009	32.8%	32.0%		24.6%		28.7%		34.3%		35.7%	33.2%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)
	Quarter Ended
	December 31, 2010	September 30, 2010
Percentage of revenues:
Top ten clients	7.2%	6.6%
Direct hire/conversion	3.4%	4.1%

Bill rate:
% Sequential change	1.8%	0.9%
% Year-over-year change	2.7%	0.1%

Bill/Pay spread:
% Sequential change	1.6%	0.9%
% Year-over-year change	1.2%	(2.1%	)

Average headcount:
Contract professionals (CP)	3,955	3,704
Staffing consultants (SC)	728	678

Productivity:
Gross profit per SC	$58,000	$61,000